EXHIBIT 10.3

PORTIONS OF THIS EXHIBIT MARKED BY AN (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

February 1, 2011

ITA Software, Inc.
141 Portland Street, 7th Floor
Cambridge MA 02139
Attention: Jeremy Wertheimer, Chief Executive Officer

Re:    Letter Agreement

Dear Jeremy:

This letter agreement (including its exhibits, “Letter Agreement”), once executed by both parties, constitutes a definitive agreement between ITA Software, Inc. (“ITA”) and Orbitz Worldwide, LLC (“Orbitz”) concerning the terms to apply to Orbitz's use of ITA's fare search solutions, QPX, ReShop, and Fast QPX. ITA and Orbitz are currently parties to the following agreements (collectively, “Current Agreement”): (i) Software License Agreement, dated as of July 23, 2007 (as amended, “Current Software License Agreement”); and (ii) Availability Hosting Agreement, dated as of July 15, 2008 (“Current Hosting Agreement”). Any capitalized terms used in this Letter Agreement and not otherwise defined shall be defined as set forth in the Current Agreement.

ITA and Orbitz agree as follows:

1.
Current Software License Agreement - 2011 Agreement Year. With respect to the final year (commencing January 1, 2011 and ending December 31, 2011, to be referred to as the “2011 Agreement Year”) of the Current Software License Agreement, Orbitz shall pay ITA fees as set forth in this Paragraph 1. The terms set forth in this Paragraph 1 shall supersede any inconsistent provisions in the Current Software License Agreement. The remaining provisions of the Current Software License Agreement shall remain in full force and effect.

a.
License Fee. The license fee for Orbitz' use of QPX will be $(***) (“2011 Agreement Year License Fee”), based on a per-PNR charge of $(***)/PNR for the first (***) QPX-Powered PNRs. For the QPX-Powered PNRs in excess of (***), Orbitz shall pay ITA $(***)/PNR. ITA shall credit the excess amounts from Orbitz' payment of $(***) (made March 31, 2010) toward the payment of excess PNRs created during the 2011 Agreement Year or any excess fees due from Orbitz to ITA for the 2011 Agreement Year. Promptly following the end of the 2011 Agreement Year, if the excess amount has not been fully applied, ITA will refund the remainder to Orbitz.

b.
Excess Query Fee. If Orbitz's look-to-book ratio exceeds (***) Queries:1 QPX-Powered PNR, Orbitz shall pay an excess query fee (which will not be counted toward the 2011 Agreement Year Annual License Fee) of $(***)/Query. The look-to-book ratio of (***) Queries:1 QPX-Powered PNR shall be calculated on a blended basis across the Orbitz Sites, the Third Party Sites and the White Label Sites. For the avoidance of doubt, split Queries, with no regard to whether ITA or Orbitz generates, will count as one Query.

c.
Additional Fees. During the 2011 Agreement Year, Orbitz shall pay ITA the fees set forth in the “ITA Proposal” column set forth below. The following fees set forth in the Current Agreement shall continue to apply to the New Agreement: maintenance and support fees, Third Party Base Monthly License Fee and Third Party Excess License Fee. The ReShop Fee will continue to apply, except that (i) the Per-Ticket Fees for ReShop Tickets will be (***) from those in effect under the Current Agreement, (ii) the per-EU fee for ReShop hosting will be (***) from that in effect under the Current Agreement and (iii) fees for ReShop Tickets may be applied to the 2011 Agreement Year License Fee.

Description	ITA Proposal	Difference from	(***)
Current Agreement

Third party license base fee	$ (***)	$ (***)	(***)
Availability hosting	$ (***)	$ (***)	(***)
ReShop fees	$ (***)	$ (***)	(***)
ReShop Per-Ticket Fee	$ (***)	$ (***)	(***)
Reshop hosting	$ (***)	$ (***)	(***)
Hosting	$ (***)	$ (***)	(***)
Maintenance & support fees	$ (***)	$ (***)	(***)

2.
New Agreement. On or before February 28, 2011, ITA and Orbitz shall enter into a new agreement (“New Agreement”), the provisions of which shall memorialize the terms set forth in this Letter Agreement. The New Agreement shall govern Orbitz's use of ITA's QPX, ReShop, and/or Boombox fare search solutions (collectively, “ITA Technology”). To the extent ITA and Orbitz do not enter into the New Agreement by February 28, 2011, such failure shall not impact the parties' obligations set forth in this Letter Agreement and the parties will continue to be bound thereto.

3.	Effective Date. The New Agreement shall commence as of January 1, 2012 (“New Agreement Effective Date”).

4.
Term. The term of the New Agreement shall continue for four (4) years following the Effective Date (i.e., through December 31, 2015). Each one-year period of the term commencing on January 1 shall be referred to as a “New Agreement Year”.

5.
ITA Technology; Updates; New Technology. “QPX”, as provided to Orbitz under the New Agreement and in the 2011 Agreement Year, will include all modifications, enhancements, improvements, updates and upgrades to the current functionality which are generally made available by ITA to ITA customers (all of the foregoing, collectively, “QPX Enhancements”), including any future releases or versions of such products and services and any successor or replacement products or services that provide similar functionality as the current functionality or which provide functionality that is used as a replacement for the current functionality.  “QPX Enhancements” will not include “New Products”, which are defined as products and services provided by ITA to its customers that are related to QPX but have substantially different functionality to the then-existing ITA Technology, and that are not used as a replacement for any functionality within the ITA Technology.  Although Fast QPX may fall within the definition of “QPX Enhancements” above, because Fast QPX requires significantly increased processing power and/or expenditures on hardware as compared to the current QPX, the Parties expressly agree that Fast QPX will be deemed a New Product unless alternative functionality is no longer available in QPX because it is retired or replaced by Fast QPX, in which case Fast QPX will be provided as part of QPX.

ITA shall make available to Orbitz QPX Enhancements and New Products on the same time frame and on terms no less favorable than they are made available to other ITA customers.

6.
Restrictions on Use of Orbitz Information. For the duration of the 2011 Agreement Year and during the term of the New Agreement, Orbitz and ITA acknowledge that, in the course of Orbitz's use of the ITA

Technology, and ITA's support of such use, ITA will have access to certain Orbitz information that a reasonable person would consider sensitive or proprietary, including (without limitation) information related to the operation of an online distribution channel where consumers can search for and book travel reservations (such information, “Orbitz Information”). Except as required by applicable law, ITA shall treat the Orbitz Information as confidential and shall not disclose the Orbitz Information to any third parties. ITA shall limit disclosure of Orbitz Information to only those employees or contractors of ITA or its Affiliates who have a need to know such information in order to provide services to Orbitz in connection with the ITA Technology (the “Orbitz Business Purpose”) and shall not use the Orbitz Information except in connection with the Orbitz Business Purpose.

7.
Account Management and Support. Throughout the 2011 Agreement Year and the term of the New Agreement, without Orbitz's prior written consent, ITA will not reduce the level of account management and support for Orbitz's use of the ITA Technology.

8.	Fees.

a.
License Fee. ITA proposes a (***)%(***) in the license fee (relative to that set forth in the Current Software License Agreement) associated with Orbitz' use of ITA Technology with respect to the minimum number of PNRs, and a (***)%(***) in the license fee for PNRs in excess of the minimum. This (***) would be applied to the per-PNR fee and would affect the Annual Minimum. The license fee for Orbitz's use of the ITA Technology will be based on a per-PNR charge of $(***)/PNR for the first (***) ITA Technology-powered PNRs created during any Agreement Year, and $(***) per PNR for PNRs in excess of (***). Orbitz shall pay ITA an annual license fee (“Annual License Fee”) of $(***), representing (***) ITA Technology-powered PNRs per year. Orbitz shall pay the Annual License Fee on March 31 of the year prior to the commencement of the New Agreement Year, as per the Current Agreement.

b.
Excess Query Fee. If Orbitz's look-to-book ratio exceeds (***) queries:1 ITA Technology-powered PNR, Orbitz shall pay an excess query fee (which will not be counted toward the Annual License Fee) of $(***)/query. The look-to-book ratio of (***) queries:1 ITA Technology-powered PNR shall be calculated on a blended basis across the Orbitz Sites, the Third Party Sites and the White Label Sites. For the avoidance of doubt, split queries, with no regard to whether ITA or Orbitz generates, will count as one query.

c.
Additional Fees. During each Agreement Year for the duration of the New Agreement, Orbitz shall pay ITA the fees set forth in the “ITA Proposal” column set forth below. No increases above 2010 levels in the Third Party Sites or White Label Sites Excess Fees will apply for the remainder of term of the New Agreement. The following fees set forth in the Current Agreement shall continue to apply to the New Agreement: maintenance and support fees, Third Party Base Monthly License Fee and Third Party Excess License Fee, modified relative to the amounts in the Current Agreement as set forth below. The ReShop Fee will continue to apply, except that (i) the Per-Ticket Fees for ReShop Tickets will be (***) from those in effect under the Current Agreement, (ii) the per-EU fee for ReShop hosting will be (***) from that in effect under the Current Agreement and (iii) fees for ReShop Tickets may be applied to the Annual Minimum.

Description	ITA Proposal	Difference from	(***)
Current Agreement

Third party license base fee	$ (***)	$ (***)	(***)
Availability hosting	$ (***)	$ (***)	(***)
ReShop fees	$ (***)	$ (***)	(***)
ReShop Per-Ticket Fee	$ (***)	$ (***)	(***)
Reshop hosting	$ (***)	$ (***)	(***)
Hosting	$ (***)	$ (***)	(***)
Maintenance & support fees	$ (***)	$ (***)	(***)

d.	CPI Increases. No CPI Increases shall apply to any of the fees for the 2011 Agreement Year or for the term of the New Agreement.

9.
Boombox. During the 2011 Agreement or during the term of the New Agreement, ITA will make Boombox technology available to Orbitz under terms to be agreed by the parties but without the requirement of a separate minimum. If utilized by Orbitz, Boombox will be hosted in the ITA data center.

10.	Termination. In addition to the termination provisions of the Current Agreement, Orbitz will have the following rights under the New Agreement:

a.
If ITA does not continue to invest in QPX and the enhancement and improvement of the product consistent with ITA's practices prior to the date hereof, Orbitz will have the right (i) during the 2011 Agreement Year, to terminate the Current Agreement on 180 days' notice; and (ii) during the term of the New Agreement, to terminate the New Agreement on 180 days' notice; provided that prior to invoking any such right of termination (whether during the 2011 Agreement Year or during the term of the New Agreement) Orbitz and ITA shall engage in dispute resolution pursuant to dispute resolution provisions consistent with those set forth in the Current Agreement.

b.
In the event that, at any time after January 1, 2012, any ITA Distribution Channel uses a version of, or modification, enhancement, improvement, update or upgrade to Fast QPX, which is not made available to Orbitz on reasonable commercial terms, then Orbitz will have the right (which right must be exercised within 90 days of ITA's notification to Orbitz that it will not make such product available) to terminate the New Agreement on 180 days' notice.

11.
Most Favored Customer. During the term of the New Agreement, ITA agrees to treat Orbitz as its most favored customer consistent with the obligations set forth in Section 9 of the Current Software License Agreement.

12.
Other Provisions Applicable to New Agreement. Other than as specifically set forth in this Letter Agreement, the provisions of the New Agreement (including, without limitation, with respect to the provision or maintenance and support, the use of the ITA Technology by Third Party Sites or White Label Sites, service level commitments, representations and warranties, indemnification and most-favored-customer) shall be substantially as set forth in the Current Agreement.

This Letter Agreement is the entire agreement between the parties concerning its subject matter and supersedes any prior agreement (whether written or oral) concerning such subject matter. This Letter Agreement shall be governed by the laws of the State of Illinois, excluding its choice of law provisions.

Sincerely,

Orbitz Worldwide, LLC
/s/ Barney Harford
Name: Barney Harford
Title: Chief Executive Officer

Agreed and accepted as of the date set forth above:

ITA Software, Inc.
/s/ Jeremy Wertheimer
Name: Jeremy Wertheimer
Title: Chief Executive Officer